SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):            May 18, 2006

INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 18, 2006, the Company’s shareholders approved an amendment and restatement of the Interface, Inc. Omnibus Stock Incentive Plan. (The amended and restated plan was adopted by the Company’s Board of Directors on February 22, 2006, subject to shareholder approval.) A description of the Interface, Inc. Omnibus Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan” or the “Plan”), is provided below, and a copy of the Plan is attached hereto as Exhibits 99.1.

General

The Stock Incentive Plan provides for the grant to key employees and directors of the Company and its subsidiaries of restricted stock, incentive stock options (which qualify for certain favorable tax treatment), nonqualified stock options, stock appreciation rights, deferred shares, performance shares and performance units. The aggregate number of shares of Common Stock (which may be either Class A or Class B Common Stock) that may be issued or transferred under the Stock Incentive Plan on or after the effective date of February 22, 2006, is 4,250,000, provided, however, that each share issued pursuant to an award other than a stock option will reduce the number of remaining shares available by two shares. No more than 3,187,500 shares of Common Stock may be issued under the Plan upon the exercise of incentive stock options (as described below). The Plan expires on February 21, 2016.

Eligibility and Limitations; Plan Benefits

The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. All employees of the Company or one of its subsidiaries, outside directors and consultants or independent contractors performing bona fide services for the Company or one of its subsidiaries, are eligible for consideration as participants under the Plan, although only employees are eligible to receive grants of incentive stock options. The Compensation Committee has authority to determine the participants to whom awards will be granted, the form and amount of the awards (including whether the grant is for Class A or Class B Common Stock), the dates of grant, vesting period, option prices (in the case of awards of options), performance objectives (in the case of restricted shares, deferred shares, performance shares or performance units) and other terms of each award.

No participant may receive awards or options representing more than 500,000 shares of Common Stock or 1,000,000 performance units (as described below) during any calendar year under the Stock Incentive Plan. The Plan may be amended from time to time by the Board of Directors or the Executive Committee of the Board, but no such amendment may increase the maximum number of shares issuable under the Stock Incentive Plan without the further approval of the shareholders of the Company.

Description of Awards

Restricted Shares.    Awards of restricted stock under the Stock Incentive Plan may be made either without consideration from the participant or, in the Compensation Committee’s discretion, in consideration of a payment by the participant that is less than the fair market value of the award on the date of grant.  When so determined by the Compensation Committee, awards of restricted  stock may also specify “performance objectives” (as described below).  Awards of restricted stock generally will not be transferable by the participant other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of awards to family members or for estate planning purposes.

Stock Options.    Options granted under the Stock Incentive Plan may be incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended), nonqualified stock options or a combination of the foregoing, although only employees are eligible to receive incentive stock options. All options under the Plan will be granted at an exercise price per share equal to not less than 100% of the fair market value of the Class A Common Stock on the date the option is granted. Options granted under the Plan will not be exercisable later than 10 years after the date of grant.

The Company receives no consideration upon the granting of an option. Full payment of the option exercise price must be made when an option is exercised. The exercise price may be paid in cash or in such other form as the Company may approve, including shares of Common Stock valued at their fair market value on the date of option exercise. The proceeds received by the Company from the exercise of options under the Stock Incentive Plan are used for general corporate purposes. Options generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of options to family members or for estate planning purposes.

Stock Appreciation Rights.    Stock appreciation rights (“SARs”) under the Stock Incentive Plan may be granted either in tandem with nonqualified stock options or as freestanding SARs. Tandem SARs may be exercised only in connection with the exercise of the related option. SARs may be exercised no later than ten years after the date of grant. Each grant of a freestanding SAR will specify a base price per share, which shall be equal to or greater than the fair market value of a share of Class A Common Stock on the grant date.

Upon exercise of an SAR, the Company will pay the participant a specified percentage (not to exceed 100%) of the amount by which the fair market value of a share of Class A Common Stock on the date of exercise exceeds the base price per share (in the case of freestanding SARs) or the exercise price of the related option (in the case of tandem SARs). The amount payable upon exercise of the SAR may be paid in cash, shares of Common Stock or any combination thereof, in the Compensation Committee’s discretion. SARs generally will not be transferable by the holder thereof other than by will or applicable laws of descent and distribution, although the Compensation Committee, in its discretion, may permit limited transfers of SARs to family members or for estate planning purposes.

Deferred Shares, Performance Shares and Performance Units.    The Compensation Committee may also authorize grants to participants of deferred shares, performance shares and performance units. Deferred shares are granted subject to a deferral period, during which time the participant has no rights of ownership in the deferred shares. Performance shares and performance units become payable to the participant upon the achievement of specified performance objectives (as described below). A performance share is the equivalent of a share of Common Stock, and a performance unit is the equivalent of $1. The Stock Incentive Plan provides for the Compensation Committee to establish “performance objectives” for purposes of performance shares and performance units. When so determined by the Compensation Committee, awards of deferred stock may also specify performance objectives.

Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or of the subsidiary, division, department or function within the Company in which the participant is employed. Any performance objectives applicable to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code will be selected from any of the following measures: operating income; cash flow; reduction of off-quality and waste; return on equity; earnings per share; total earnings; earnings growth; sales growth; return on capital; return on assets; earnings before interest and taxes; gross margin; economic value added; increases in the fair market value of the Company’s Common Stock; improvement in fixed charge coverage ratio; debt reduction and/or cash accumulation; measurable financial criteria associated with credit facility, bond indenture or other covenants; or any combination thereof. If the Compensation Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or other events or circumstances render the performance objectives unsuitable, the Compensation Committee may modify such performance objectives or any related minimum acceptable level of achievement, in whole or in part, as it deems appropriate and equitable and subject to certain limitations under Section 162(m) of the Internal Revenue Code.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)          Exhibits.

Exhibit No.	Description

99.1	Interface, Inc. Omnibus Stock Incentive Plan, as amended and restated February 22, 2006.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.
By:	/s/ Patrick C. Lynch Patrick C. Lynch Vice President and Chief Financial Officer
Date: May 22, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Interface, Inc. Omnibus Stock Incentive Plan, as amended and restated February 22, 2006.